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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LEAP THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Stockholder:

        You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Leap Therapeutics, Inc., which will be held on Tuesday, June 16, 2020 at 9:00 a.m., eastern time, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 USA. Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2019 Annual Report. We encourage you to read this information carefully.

        Although we intend to hold our Annual Meeting in person, we continue to monitor evolving conditions concerning the continuing outbreak of the novel coronavirus ("COVID-19"). We are preparing for the possibility that the Annual Meeting may need to be held in a different location or by means of remote communication, which includes the possibility of a virtual meeting. If we determine such action is warranted, we will announce the decision via a press release on our website, www.leaptx.com, as soon as practicable and through the filing of additional proxy materials with the U.S. Securities and Exchange Commission. As always, we encourage you to vote your shares in advance of the Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Please review the instructions in the proxy materials you received in the mail regarding each of these voting options.

        Thank you for your ongoing support of Leap Therapeutics, Inc.

Very truly yours,

/s/ CHRISTOPHER K. MIRABELLI Christopher K. Mirabelli Chairman of the Board of Directors	/s/ DOUGLAS E. ONSI Douglas E. Onsi Chief Executive Officer and President

47 Thorndike Street
Suite B1-1
Cambridge, MA 02141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 16, 2020

        The 2020 Annual Meeting of Stockholders of Leap Therapeutics, Inc. will be held on Tuesday, June 16, 2020 at 9:00 a.m., eastern time, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 USA.* At the Annual Meeting, stockholders will consider and act upon the following matters:

          1.     To elect three Class III directors nominated by our board of directors, Joseph Loscalzo, MD, PhD, Nissim Mashiach, and Christopher K. Mirabelli, PhD, each to serve for a term ending in 2023, or until his successor has been duly elected and qualified;

          2.     To ratify the appointment of EisnerAmper LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2020; and

          3.     To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Stockholders of record on our books at the close of business on April 24, 2020, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. If you are a stockholder of record, please vote in one of these three ways:

  •
  Vote over the Internet, by going to the website of our tabulator, Continental Stock Transfer and Trust Company, at www.cstproxyvote.com, and following the instructions for Internet voting shown on the enclosed proxy card;

  •
  Vote by Telephone, by calling 1-866-894-0536 and following the recorded instructions; or

  •
  Vote by Mail, by completing and signing the enclosed proxy card and mailing it in the enclosed postage prepaid envelope. If you vote over the Internet or by telephone, please do not mail your proxy card.

        If your shares are held in "street name," that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Directions to the Annual Meeting are on the back of the proxy statement.

        Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By Order of the board of directors,
/s/ CHRISTOPHER K. MIRABELLI Christopher K. Mirabelli Chairman of the Board of Directors April 28, 2020

*    Special Notice on COVID-19: Although we intend to hold our Annual Meeting in person, we continue to monitor evolving conditions concerning the COVID-19 outbreak. We are preparing for the possibility that the Annual Meeting may need to be held in a different location or by means of remote communication, which includes the possibility of a virtual meeting. If we determine such action is warranted, we will announce the decision via a press release on our website, www.leaptx.com, as soon as practicable and through the filing of additional proxy materials with the U.S. Securities and Exchange Commission. As always, we encourage you to vote your shares in advance of the Annual Meeting.

Leap Therapeutics, Inc.
47 Thorndike Street, Suite B1-1
Cambridge, MA 02141

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, June 16, 2020 at 9:00 a.m. eastern time
At the offices of Morgan, Lewis & Bockius LLP,
At One Federal Street, Boston, Massachusetts 02110 USA

        This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors, or the Board, for use at the 2020 Annual Meeting of Stockholders of Leap Therapeutics, Inc., or the Annual Meeting, to be held on Tuesday, June 16, 2020 at 9:00 a.m., eastern time, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 USA, and at any adjournment or postponement thereof. Although we intend to hold our Annual Meeting in person, we continue to monitor evolving conditions concerning the COVID-19 outbreak. We are preparing for the possibility that the Annual Meeting may need to be held in a different location or by means of remote communication, which includes the possibility of a virtual meeting. If we determine such action is warranted, we will announce the decision via a press release on our website, www.leaptx.com, as soon as practicable and through the filing of additional proxy materials with the U.S. Securities and Exchange Commission ("SEC").

        As always, we encourage you to vote your shares in advance of the Annual Meeting. You are entitled to vote if you are a stockholder of record as of the close of business on April 24, 2020. As used in this proxy statement, the terms "Leap," "we," "us," and "our" mean Leap Therapeutics, Inc. unless the context indicates otherwise.

        All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

        We are first mailing this proxy statement and the accompanying proxy card to stockholders on or about April 28, 2020.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	Who is soliciting my vote?	A.	The Board of Leap Therapeutics, Inc. is soliciting your vote for the proposals to be voted on at the 2020 Annual Meeting of Stockholders, or the Annual Meeting.
Q.	Why did I receive these proxy materials?	A.
We are providing these proxy materials to you in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting, to be held at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 USA on Tuesday, June 16, 2020 at 9:00 a.m., eastern time.
Q.	What proposals am I voting on?	A.	There are two proposals scheduled for a vote: • Proposal 1: The election of three Class III directors; and
• Proposal 2: The ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Q.	Who can vote at the Annual Meeting?	A.	Our Board has fixed April 24, 2020 as the record date for the Annual Meeting. If you are a stockholder of record on the record date, you are entitled to vote (in person or by proxy) all of the shares that you held on that date at the Annual Meeting and at any postponement or adjournment thereof.
On April 24, 2020, we had 35,799,488 shares of common stock outstanding.
Q.	How do I attend the Annual Meeting?	A.
The Annual Meeting will be held on Tuesday, June 16, 2020 at 9:00 a.m., eastern time at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 USA. Although we intend to hold our Annual Meeting in person, we continue to monitor evolving conditions concerning the COVID-19 outbreak. We are preparing for the possibility that the Annual Meeting may need to be held in a different location or by means of remote communication, which includes the possibility of a virtual meeting. If we determine such action is warranted, we will announce the decision via a press release on our website, www.leaptx.com, as soon as practicable and through the filing of additional proxy materials with the SEC. As always, we encourage you to vote your shares in advance of the Annual Meeting.

If you are a stockholder of record, you must bring proof of identification. If you are a beneficial owner of shares registered in the name of your broker or other nominee, you must request and obtain a valid proxy from your broker or nominee and bring proof of identification.
Directions to the Annual Meeting are on the back of the proxy statement.
Information on how to vote in person at the Annual Meeting is discussed below.
Q.	What happens if the meeting is postponed or adjourned?	A.	Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
Q.	How do I vote?	A.	If your shares are registered directly in your name, you may vote:
(1)
Over the Internet: Go to the website of our tabulator, Continental Stock Transfer and Trust Company, or CST, at www.cstproxyvote.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., eastern time, on June 15, 2020, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(2)	By Telephone: Call 1-866-894-0536, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., eastern time, on June 15, 2020, the day before the Annual Meeting, for your proxy to be valid and your vote to count.
(3)
By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to CST. CST must receive the proxy card no later than June 15, 2020, the day before the Annual Meeting, for your proxy to be valid and your vote to count. Your shares will be voted according to your instructions.
If you do not specify how you want your shares voted, they will be voted as recommended by our Board.
(4)
In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.
If your shares are held in "street name," meaning they are held for your account by a broker or other nominee, you may vote:
(a) Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephonic voting. You should follow those instructions.
(b) By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(c)
In Person at the Annual Meeting: You may contact your broker or other nominee who holds your shares to obtain a broker's proxy and bring it with you to the Annual Meeting. A broker's proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a proxy from your broker or other nominee issued in your name giving you the right to vote your shares.

Q.	Can I change my vote?	A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote before or at the Annual Meeting. To do so, you must do one of the following:
(1)
Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., eastern time, on June 15, 2020, the day before the Annual Meeting.
(2) Sign a new proxy and submit it by mail as instructed above. Only your latest dated proxy that was received by CST by 11:59 p.m., eastern time, on June 15, 2020 will be counted.
(3)
Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If your shares are held in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a broker's proxy as described in the answer above.
Q.	Will my shares be voted if I do not return my proxy?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting.

If your shares are held in street name, your broker or other nominee may, under certain circumstances, vote your shares if you do not timely return your proxy. Brokers and other nominees can vote their customers' unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return a proxy to your broker or other nominee to vote your shares, your broker or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.
The election of directors (Proposal 1) is a non-discretionary matter. The ratification of the appointment of our independent auditors (Proposal 2) is a discretionary matter.
We encourage you to provide voting instructions to your broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

Q.	How many shares must be present to hold the Annual Meeting?	A.	The holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy must be present to hold the Annual Meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone or by completion and submission of a proxy or that are represented in person at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to withhold or abstain or votes on only one of the proposals. In addition, we will count as present shares held in street name by brokers or other nominees that indicate on their proxies that they do not have authority to vote those shares on Proposal 1. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.
Q.	What vote is required to approve each proposal and how are votes counted?	A.
Proposal 1—Election of Three Class III Directors

The three nominees for Class III director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held in street name and you do not vote your shares, your broker or other nominee cannot vote your shares on Proposal 1. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as "broker non-votes." Broker non-votes will have no effect on the voting on Proposal 1.

With respect to Proposal 1, you may:
• vote FOR all three nominees;
• vote FOR certain nominees and WITHHOLD your vote from the other nominees; or
• WITHHOLD your vote from all three nominees.
Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

•	Proposal 2—Ratification of Appointment of Independent Auditors

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is a discretionary matter. Therefore, if your shares are held in street name and you do not vote your shares, your broker or other nominee may vote your unvoted shares on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 2.

Although stockholder approval of our audit committee's appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2020 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, if this proposal is not approved at the Annual Meeting, our audit committee may reconsider its appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2020.
Q.	How does the Board recommend that I vote?	A.	Our Board unanimously recommends that you vote your shares: • "FOR" the nominees for election as director listed in Proposal 1; and
• "FOR" the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2020.
Q.	How many votes do I have?	A.	On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 24, 2020.
Q.	Are there other matters to be voted on at the Annual Meeting?	A.
We do not know of any matters that may come before the Annual Meeting other than the election of three Class III directors and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy will vote, and otherwise act, in accordance with their judgment on the matter.
Q.	Is my vote confidential?	A.
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Leap or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q.	Where can I find the voting results?	A.	We will report the voting results in a Current Report on Form 8-K within four business days following the adjournment of the Annual Meeting.
Q.	What are the costs of soliciting these proxies?	A.
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. Directors, officers and employees of Leap may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.
Q.	What are the implications of being an "emerging growth company" or a "smaller reporting company"?	A.
We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about Leap's executive compensation arrangements and no non-binding advisory votes on executive compensation. The Company may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of the date that the Company's common stock became publicly traded or such earlier time that it is no longer an emerging growth company. The Company would cease to be an emerging growth company if it (1) has total annual gross revenue of at least $1.07 billion, (2) is deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th or (3) it issues more than $1.0 billion of non-convertible debt securities over a three-year period.

We are also a "smaller reporting company," meaning we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a "smaller reporting company," and have either: (1) a public float of less than $250 million or (2) annual revenues of less than $100 million during the most recently completed fiscal year and (A) no public float or (B) a public float of less than $700 million. As a "smaller reporting company," we are also subject to reduced disclosure obligations as compared to other issuers, including with respect to disclosure obligations regarding executive compensation in our periodic reports and proxy statements and certain reduced financial information disclosure.
Q.	Who may I contact if I have any additional questions?	A.
If you hold your shares directly, please call Douglas E. Onsi, Secretary of the Company, at (617) 714-0360. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

 IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
For the 2020 Annual Meeting of Stockholders on June 16, 2020

        This proxy statement and the 2019 Annual Report to Stockholders are available for viewing, printing and downloading at https://www.cstproxy.com/leaptx/2020.

        A copy of our Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 2019, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder after written or oral request to:

Leap Therapeutics, Inc.
Attn: General Counsel
47 Thorndike Street, Suite B1-1
Cambridge, Massachusetts 02141 USA
Telephone: +1 (617) 714-0360

        This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are also available free of charge on the SEC's website, www.sec.gov.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        In accordance with Leap's amended and restated certificate of incorporation and amended and restated bylaws, the Board is divided into three classes of directors of approximately equal size. The members of each class of directors are elected to serve a three-year term with the term of office of each class ending in successive years. Joseph Loscalzo, MD, PhD, Nissim Mashiach and Christopher K. Mirabelli, PhD are the Class III directors whose terms expire at Leap's 2020 Annual Meeting of Stockholders. Each of Joseph Loscalzo, MD, PhD, Nissim Mashiach and Christopher K. Mirabelli, PhD has been nominated for, and has agreed to stand for, re-election to the Board to serve as a Class III director of Leap for three years until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

        It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of each of the three nominees listed above as director nominees. Leap has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as a director and for each continuing director, including his or her period of service as a director of Leap, principal occupation and other biographical information, is included below.

VOTE REQUIRED

        A plurality of the votes cast at the meeting will be required for the election of the Class III director nominees. The three nominees for director with the highest number of affirmative votes will be elected as directors. Broker non-votes and abstentions will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH
OF THESE NOMINEES FOR CLASS III DIRECTOR.
(PROPOSAL NO. 1 ON YOUR PROXY CARD)

 BOARD OF DIRECTORS AND MANAGEMENT

Information Regarding Directors and Director Nominees

        Our Board currently consists of eight members divided into three classes with staggered three-year terms. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one third of the Board. In addition, our amended and restated certificate of incorporation and amended and restated bylaws, each of which became effective upon consummation of the merger with Macrocure Ltd. on January 23, 2017, provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors.

        The division of our Board into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.

        At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the 2020 Annual Meeting of Stockholders for Class III directors, at the 2021 Annual Meeting of Stockholders for Class I directors, and at the 2022 Annual Meeting of Stockholders for Class II directors. Currently, Class III consists of Joseph Loscalzo, Nissim Mashiach and Christopher Mirabelli, each with a term expiring at the 2020 Annual Meeting of Stockholders. Class I consists of Monica Bertagnolli, James Cavanaugh and Douglas Onsi, each with a term expiring at the 2021 Annual Meeting of Stockholders. Class II consists of William Li and Thomas Dietz, each with a term expiring at the 2022 Annual Meeting of Stockholders. Our Board has nominated Dr. Loscalzo, Mr. Mashiach and Dr. Mirabelli for election at the Annual Meeting as Class III directors, each to serve until the 2023 Annual Meeting of Stockholders.

Director Qualifications

        The following table and biographical descriptions provide information as of April 1, 2020 relating to each director and director nominee, including his or her age and period of service as a director of our company; his or her Board committee memberships; his or her business experience during the past five years, including directorships at other public companies; his or her or community activities; and the other experience, qualifications, attributes or skills that led our Board to conclude he or she should serve as a director of our company.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class III Director Nominees to be elected at the 2020 Annual Meeting (terms expiring in 2023)
Joseph Loscalzo, MD, PhD Nominating and Corporate Governance Committee Member	68

Dr. Loscalzo, age 68, has served as a member of our Board since January 2016. He is currently the Hersey Professor of the Theory and Practice of Medicine at Harvard Medical School, Chairman of the Department of Medicine and Physician-in-Chief at Brigham and Women's Hospital. In 1994, Dr. Loscalzo joined the faculty of Boston University, first as Chief of Cardiology and, in 1997, as Wade Professor and Chair of Medicine, Professor of Biochemistry, and Director of the Whitaker Cardiovascular Institute. In July 2005, he returned to Harvard Medical School and Brigham and Women's Hospital, where he had previously worked. He is an editor-at-large of the New England Journal of Medicine, former Chair of the Cardiovascular Board of the American Board of Internal Medicine, former Chair of the Research Committee of the American Heart Association, former Chair of the Scientific Board of the Stanley J. Sarnoff Society of Fellows for Research in Cardiovascular Sciences, and former Chair of the Board of Scientific Counselors of the National Heart, Lung, and Blood Institute of the National Institutes of Health. He is past Editor-in-Chief of Circulation, a current senior editor of Harrison's Principles of Internal Medicine, a former member of the Advisory Council of the National Heart, Lung, and Blood Institute, and a former member of the Council of Councils of the National Institutes of Health. Dr. Loscalzo received his AB degree, summa cum laude, his PhD in biochemistry, and his MD from the University of Pennsylvania and completed his clinical training at Brigham and Women's Hospital and Harvard Medical School, where he served as Resident and Chief Resident in medicine and Fellow in cardiovascular medicine. Dr. Loscalzo is currently a member of the board of directors of Ionis Pharmaceuticals Inc. (Nasdaq: IONS).

		We believe that Dr. Loscalzo's vast experience as a scientist, clinician, and educator and his background in science and medicine, make him qualified to serve as a member of our Board.
Nissim Mashiach Audit Committee Member	59	Mr. Mashiach, age 59, has served as a member of our Board since January 2017. Today he serves as a co-founder of Nubiyota LLC, a microbiome focused, clinical stage company.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

He served as the President and Chief Executive Officer of Macrocure, Ltd. from June 2012 until its merger with Leap in January 2017. He is also currently a member of the board of directors at Mediwound Ltd. He also previously served as General Manager at Ethicon, a Johnson & Johnson company, from January 2009 to January 2012. Prior to then, he served as President and Chief Operating Officer at Omrix Biopharmaceuticals, Inc., a public company acquired by Johnson & Johnson in 2008. Prior to Omrix, Mr. Mashiach held leadership positions at several pharmaceutical companies. He has been a board and audit committee member of Mediwound Ltd. (Nasdaq: MDWD) since June 2017. He holds an MBA from the University of Manchester, England, an MPharmSc from the Hebrew University, Jerusalem, Israel, and a BSc, Chemical Engineering from the Technion-Israel Institute of Technology, Haifa, Israel.

We believe that Mr. Mashiach's experience with working with a number of biopharmaceutical companies, combined with his pharmaceutical industry experience and background, make him qualified to serve as a member of our Board.

Christopher K. Mirabelli, PhD Chairman of the Board	65

Dr. Mirabelli, age 65, has served as the Chairman of our Board since January 2016 and as a director since January 2011. Dr. Mirabelli formerly served as our Chief Executive Officer and President from our inception in January 2011 until April 2020. Dr. Mirabelli has been a managing director of HealthCare Ventures LLC since August 2000. From December 1999 to May 2000, Dr. Mirabelli served as president of pharmaceutical research and development and as a member of the board of directors of Millennium Pharmaceuticals, Inc., following its merger with LeukoSite Inc., where Dr. Mirabelli had been serving as president, chief executive officer and chairman of the board of directors since 1993. He was a co-founder of Ionis Pharmaceuticals, Inc. (NASDAQ: IONS), where he held several positions including senior vice president of research, from 1989 until 1993.

Dr. Mirabelli started his career at SmithKline and French Laboratories (now part of GlaxoSmithKline Plc) R&D Division. He is a member of the board of advisors of the Boston Biomedical Innovation Center, the Dana Farber Cancer Institute Business Development Council and the Longview Ventures Investment Committee. Dr. Mirabelli is a member of the Board of Trustees of Guilford College, Board of Directors of the Fredonia College Foundation and Board of Overseer's of the Scripts Research Institute. He received his Ph.D. in molecular pharmacology from Baylor College of Medicine and a B.S. degree in biology from State University of New York at Fredonia.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

We believe that Dr. Mirabelli's experience with Leap from serving as our President, Chief Executive Officer and Chairman, leadership in a number of biopharmaceutical companies, combined with his venture capital industry experience and scientific background, make him qualified to serve as a member of our Board and its chair.

Class I Directors (terms expiring in 2021)
Monica Bertagnolli, MD Compensation Committee Member	61

Dr. Bertagnolli, age 61, has served as a member of our Board since December 2018. Dr. Bertagnolli is the Richard E. Wilson Professor of Surgery in the Field of Surgical Oncology at Harvard Medical School, and a member of the Gastrointestinal Cancer and Sarcoma Disease Centers at Dana-Farber/Brigham & Women's Cancer Center, where she collaborates with colleagues in medical oncology, radiation oncology, and pathology to treat cancer patients in a tertiary care setting.

Dr. Bertagnolli graduated from Princeton University, and attended medical school at the University of Utah. She trained in surgery at Brigham and Women's Hospital, and was a research fellow at the Dana Farber Cancer Institute (DF/BWCC). Dr. Bertagnolli has a background in laboratory work focusing upon understanding the role of the inflammatory response in epithelial tumor formation. From 1994 to 2011, she led gastrointestinal correlative science initiatives within the National Cancer Institute (NCI) funded Cancer Cooperative Groups, where she facilitated integration of tumor-specific molecular markers of treatment outcome into nationwide clinical cancer treatment protocols. From 2007 to 2018, Dr. Bertagnolli served as the Chief of the Division of Surgical Oncology at DF/BWCC. Dr. Bertagnolli has also had numerous leadership roles in multi-institutional cancer clinical research consortia, and currently serves as the Group Chair of the Alliance for Clinical Trials in Oncology, a nationwide NCI-funded clinical trials group. She is also the Chief Executive Officer of Alliance Foundation Trials, LLC, a not-for-profit corporation that conducts international cancer clinical trials, as well as the Chairman of the Board of Directors of the American Society of Clinical Oncology (ASCO), a 45,000-member organization serving the needs of physicians and other clinicians who care for patients with cancer. Previously, Dr. Bertagnolli was the 2018-2019 President of ASCO.

		We believe that Dr. Bertagnolli's experience as a scientist and clinician, combined with her background in science and medicine, make her qualified to serve as a member of our Board.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
James Cavanaugh, PhD Nominating and Corporate Governance Committee Member and Chair Audit Committee Member	83

Dr. Cavanaugh, age 83, has served as a member of our Board since January 2016. Dr. Cavanaugh is a Senior Advisor to HealthCare Ventures, where prior he had been a managing director since 1989. He was previously President of SmithKline & French Laboratories-U.S., the domestic pharmaceutical division of SmithKline Beckman Corporation. Dr. Cavanaugh had been president of SmithKline Beckman's clinical laboratory business and President of Allergan International. He has been a board member of a number of private and public pharmaceutical and biotechnology companies and was Chairman of The Shire Pharmaceutical Group,  plc. He served as staff assistant to President Nixon for Health Affairs and then deputy director of the president's Domestic Council. Under President Ford, he was a deputy assistant to the President for domestic affairs and deputy chief of the White House. He has served as deputy assistant secretary for health and scientific affairs in the United States Department of Health, Education and Welfare, special assistant to the Surgeon General, United States Public Health Services, and director, Office of Comprehensive Health Planning. He began his career as a member of the faculty of the Graduate College and the College of Medicine at the University of Iowa where he received his Master's and Doctorate degrees.

We believe that Dr. Cavanaugh's experience with working in government, combined with his clinical and pharmaceutical industrial experience and background, make him qualified to serve as a member of our Board.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Douglas E. Onsi Chief Executive Officer President	51

Mr. Onsi, age 51, has served as a member of our Board since March 2020 and as our Chief Executive Officer and President since April 2020. Mr. Onsi also has served as our Chief Financial Officer, Treasurer and Secretary since our inception in January 2011. Mr. Onsi has been at HealthCare Ventures since 2007, including serving as a managing director since 2009 and the chief executive officer of Tensha Therapeutics, Inc., which was sold to Roche Holdings, Inc. in 2016. Prior to joining HealthCare Ventures, Mr. Onsi was at Genzyme Corporation, or Genzyme, where he served in various roles, including as Vice President, Campath Product Operations and Portfolio Management, Oncology from 2005 to 2007 and as Vice President, Business Development from 2004 to 2005. Prior to Genzyme, he was Chief Financial Officer of Tolerx, Inc., a venture capital funded biotechnology company, from 2001 to 2004. Before joining Tolerx, Inc., he was in business development at LeukoSite, a publicly traded biopharmaceutical company that was acquired by Millennium Pharmaceuticals, Inc. He began his career as an attorney at Bingham Dana LLP. Mr. Onsi currently serves as a member of the board of directors of Vaxxas Pty Ltd., a privately-held biotechnology company. He received a Juris Doctor degree from the University of Michigan Law School and a B.S. in biological sciences from Cornell University.

We believe that Mr. Onsi's experience with Leap from serving as our Chief Executive Officer and President, Chief Financial Officer, Treasurer and Secretary, leadership in a number of biopharmaceutical companies, combined with his scientific and legal background, make him qualified to serve as a member of our Board.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II Directors (terms expiring in 2022)
William Li, MD Compensation Committee Member and Chair	57

Dr. Li, age 57, has served as a member of our Board since January 2017. Dr. Li is a co-founder of the Angiogenesis Foundation in Cambridge, Massachusetts, of which he has been the President since April 2000 and Medical Director since December 1994. Dr. Li has extensive expertise in the field of angiogenesis and its therapeutic development and clinical applications. He trained with Dr. Judah Folkman, who pioneered the field of angiogenesis research. Through the Angiogenesis Foundation, Dr. Li has worked in association with the National Institutes of Health, and other major governmental and academic institutions and industry leaders on angiogenesis-related programs. Dr. Li received his M.D. degree from University of Pittsburgh School of Medicine. He completed his clinical training in internal medicine at the Massachusetts General Hospital in Boston. Dr. Li has also served on the faculties of Harvard Medical School, Tufts University School of Veterinary Medicine and Dartmouth Medical School.

We believe that Dr. Li's experience with working with companies and foundation in the cancer field, combined with his medical training and background, make him qualified to serve as a member of our Board.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Thomas Dietz, PhD Lead Independent Director Audit Committee Member and Chair Compensation Committee Member	56

Dr. Dietz, age 56, has served as a member of our Board since January 2016. Dr. Dietz is currently chairman and CEO of Waypoint Holdings, LLC, a diversified financial-holdings and services company. Previously, Dr. Dietz was co-CEO and then CEO and a director of Pacific Growth Equities, LLC, a San Francisco-based investment bank and institutional brokerage firm from 2004 to 2009, when the firm was acquired by Wedbush Securities. Dr. Dietz served as head of the investment banking division at Wedbush until November 2010. Prior to taking the CEO role at Pacific Growth, Dr. Dietz served as the company's director of equities research and was an award-winning biotechnology and biopharmaceutical analyst. He joined Pacific Growth in 1993. Previously, he was a member of the research faculty in the Department of Medicine, University of California, San Francisco and the VA Medical Center. Dr. Dietz is currently Chairman of Eiger Biopharmaceuticals, Inc. (Nasdaq: EIGR) and privately held AgBiome, LLC. He also serves as a director and member of the compensation committee and audit committee of Paratek Pharmaceuticals (Nasdaq: PRTX) and several other private companies. Dr. Dietz previously served as a director of Transcept Pharmaceuticals, Inc. (Nasdaq: TSPT). Dr. Dietz holds a Ph.D. in molecular biology and biochemistry from Washington University, St. Louis, and was a National Science Foundation Post-Doctoral Fellow.

We believe that Dr. Dietz's experience with Leap, combined with his business, financial and leadership expertise and financial industry background, make him qualified to serve as a member of our Board.

Executive Officers Who Are Not Directors

        Certain information regarding our executive officers who are not also directors, as of April 24, 2020, is set forth below.

Name	Age	Positions(s)
Augustine Lawlor	63	Chief Operating Officer
Mark O'Mahony	49	Chief Manufacturing Officer
Cynthia Sirard, MD	50	Chief Medical Officer

        Augustine Lawlor.    Mr. Lawlor, age 63, has served as our Chief Operating Officer since January 2016. Mr. Lawlor has been a managing director of HealthCare Ventures LLC since 2000, including serving as the chief executive officer of GITR, Inc. prior to its merger into Leap. Prior to joining HealthCare Ventures, Mr. Lawlor served as Chief Operating Officer of LeukoSite Inc., a biotechnology company, from 1997 to 1999. Before joining LeukoSite, Mr. Lawlor served as Chief Financial Officer and Vice President of Corporate Development of Alpha-Beta Technology, Inc., a biotechnology company. He was also previously Chief Financial Officer and Vice President, Business Development, of BioSurface Technologies Corporation, a biotechnology company. Mr. Lawlor serves on the board of directors of Cardiovascular Systems, Inc. (NASDAQ: CSII) and Catalyst Biosciences, Inc. (NASDAQ:

CBIO), each a publicly-traded biopharmaceutical company, and a number of private companies. He received a B.A. from the University of New Hampshire and a master's degree in management from Yale University.

        Mark O'Mahony.    Mr. O'Mahony, age 49, has served as our Chief Manufacturing Officer since April 2020, and previously served as our Vice President of Chemistry, Manufacturing and Control (CMC) and Quality Operations since December 2011. Before joining Leap, Mr. O'Mahony served as Vice President of Process Development, Manufacturing, and Quality Control at Tolerx, Inc., where he led CMC operations from the company's inception through partnerships with Genentech and GlaxoSmithKline, and to pre-commercialization of Otelixizumab®. Prior to Tolerx, Mr. O'Mahony worked at LeukoSite and Millennium Pharmaceuticals where he played an integral role in the approval of Campath®, and in the early development of Entyvio®. Mr. O'Mahony began his career at EMD Serono. He received his MBA from Boston University and a B.Sc. in Biotechnology from Dublin City University, Ireland.

        Cynthia Sirard, MD.    Dr. Sirard, age 50, has served as our Chief Medical Officer since April 2020. Dr. Sirard has served as our Vice President of Clinical Research and Development since April 2012. Before joining Leap, Dr. Sirard served in clinical development and team leadership roles with Genzyme and Sanofi Oncology, following the merger with Genzyme. Prior to Genzyme, Dr. Sirard served as a medical director at Parexel International, a global clinical research organization. Dr. Sirard has more than eighteen years of global clinical development experience including optimization of strategic development and oversight of scientific, commercial and financial objectives for clinical programs in oncology, hematology and transplantation. She received her MD from Chicago Medical School and a BS from the University of Massachusetts at Amherst. She is a board certified Medical Oncologist with internal medicine and hematology/oncology training at Harvard Medical School at Beth Israel Deaconess Medical Center in Boston, Massachusetts.

        There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE MATTERS

        Our Board believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. The following sections describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, our Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available on the Investor Relations section of our website, https://investors.leaptx.com/corporate-governance/documents, at "Corporate Governance." Alternatively, you can request a copy of any of these documents by writing us at: Leap Therapeutics, Inc., Attn: Secretary, 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These principles, which set forth a framework for the conduct of our Board's business, provide that:

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  the principal responsibility of the directors is to oversee our management and to hold our management accountable for the pursuit of our corporate objectives;

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  except as otherwise required by the rules and regulations of the Nasdaq Stock Market, a majority of the members of our Board must be independent directors;

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  the independent directors meet regularly in executive session;

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  directors have full and free access to management and, as necessary and appropriate, independent advisors; and

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  new directors participate in an orientation program and all directors are encouraged to attend director education programs.

Director Independence

        Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

        Drs. Dietz and Cavanaugh and Mr. Mashiach are the current members of our audit committee; Drs. Bertagnolli, Dietz and Li are the current members of our compensation committee; and Drs. Cavanaugh and Loscalzo are the current members of our nominating and corporate governance committee. In April 2020, our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that (i) each of our directors, except for Christopher Mirabelli and Douglas Onsi, qualifies as an "independent director" as defined under Nasdaq Listing Rules, (ii) each of our audit committee members was independent pursuant to Rule 10A-3 under the Exchange Act, and (iii) each of our compensation committee members was independent pursuant to Rule 10C-1 under the Exchange Act.

        In making such determinations, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Director Nomination Process

        Our nominating and corporate governance committee evaluates director candidates and selects or recommends for selection by the Board, director nominees. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates may include requests to members of our Board and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Board.

Criteria and Diversity

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the nominating and corporate governance committee applies certain criteria as set forth in our Corporate Governance Guidelines. These criteria include the candidate's business experience and skills, independence, character, wisdom, judgment, integrity, ability to make independent analytical inquiries, understanding of our business environment, the ability to commit sufficient time and attention to board activities, and the absence of potential conflicts with our interests. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

        Our nominating and corporate governance committee and Board do not have a formal policy with respect to diversity, but an objective of board composition is to bring to our company a variety of perspectives and skills derived from high quality business and professional experience. Our Board recognizes its responsibility to ensure that nominees for our Board possess appropriate qualifications and reflect a reasonable diversity of personal and professional experience, skills, backgrounds and perspectives. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

        The director biographies on pages 9-12 indicate each director's experience, qualifications, attributes and skills that led the Board to conclude that each should continue to serve as a member of our Board. Our nominating and corporate governance committee and Board believes that each of the directors has had substantial achievement in his or her professional and personal pursuits and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of our company and to long-term stockholder value.

        For additional information regarding stockholder nominations and other proposals see "Stockholder Proposals and Nominations."

Board of Directors Meetings and Attendance

        Our Board met six times during 2019, either in person or by teleconference. During 2019, each of our directors attended at least 75% of the aggregate number of the meetings of the Board and the committees on which they served.

        Our Corporate Governance Guidelines provide that our directors are invited and encouraged to attend our annual meetings of stockholders.

Board of Directors Leadership Structure

        Our Board separated the positions of Chief Executive Officer and Chairman of the Board effective April 1, 2020 in connection with Douglas Onsi's promotion to Chief Executive Officer and President of the Company. Christopher Mirabelli, our prior Chief Executive Officer and President, remains our Chairman, and Thomas Dietz remains our Lead Independent Director. Our Board believes that the separation of the positions of Chief Executive Officer and Chairman of the Board, combined with a strong Lead Independent Director, strengthens the independence of our Board and encourages objective oversight of management's performance. Although our Board does not have any current plans to do so, it may combine the roles of Chief Executive Officer and Chairman of the Board again in the future if such a structure is found to be in the best interests of Leap and its stockholders.

        Dr. Mirabelli has authority, among other things, to call and preside over meetings of our Board of Directions and set meeting agendas. As a result of Dr. Mirabelli's extensive history with and knowledge of Leap Therapeutics, he is able to provide valuable insight and help ensure that the Board and management act with a common purpose. If Dr. Mirabelli is ever not present at a meeting of the Board, an independent director is appointed to chair such meetings. In general, the agenda for every regularly scheduled Board meeting includes a meeting of the independent directors in executive session, which is presided over by Dr. Dietz, as our Lead Independent Director. In any event, our non-management directors meet in executive session at least semi-annually to discuss, among other matters, the performance of the Chief Executive Officer. Dr. Dietz presides at these meetings as the Lead Independent Director. There were six meetings of our independent directors in executive session in 2019, at every meeting of our Board.

        We have a separate chair for each committee of our Board. The chairs of each committee are expected to report to our Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters, if any. Our Board delegates substantial responsibilities to the committees, which report their activities and actions back to the full Board. We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance in the participation of management and independent leadership in our Board proceedings.

Board Committees

        Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our Board. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, rules and regulations of the Nasdaq Stock Market and the SEC.

        The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

        The members of our audit committee are Thomas Dietz, James Cavanaugh, and Nissim Mashiach, with Dr. Dietz serving as chairman. The financial literacy requirements of the SEC require that each member of our audit committee be able to read and understand fundamental financial statements. In addition, at least one member of our audit committee must be qualified as an audit committee financial expert, as defined in Item 407 of Regulation S-K, and have financial sophistication in accordance with the Nasdaq stock market rules. Our Board has determined that Dr. Dietz qualifies as an audit committee financial expert.

        The primary purpose of our audit committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our financial statements, and our compliance with legal and regulatory requirements. The functions of our audit committee will include, among other things:

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  hiring the independent registered public accounting firm to conduct the annual audit of our financial statements and monitoring its independence and performance;

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  reviewing and approving the planned scope of the annual audit and the results of the annual audit;

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  pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;

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  reviewing significant accounting and reporting principles to understand their impact on our financial statements;

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  reviewing our internal financial, operating and accounting controls with management, our independent registered public accounting firm and our internal audit provider;

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  reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

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  reviewing potential conflicts of interest under and violations of our Code of Conduct;

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  establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

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  reviewing and approving related-party transactions; and

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  reviewing and evaluating, at least annually, our audit committee's charter.

        The audit committee operates under a written charter that satisfies the applicable standards of the Nasdaq Stock Market and the SEC and which is available on our website at https://investors.leaptx.com/corporate-governance/documents at "Corporate Governance." The audit committee met five times during 2019, either in person or by teleconference.

Compensation Committee

        The members of our compensation committee are Monica Bertagnolli, Thomas Dietz and William Li, with Dr. Li serving as chairman.

        The primary purpose of our compensation committee is to assist our Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee will review all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our compensation committee will include, among other things:

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  designing and implementing competitive compensation policies to attract and retain key personnel;

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  reviewing and formulating policy and determining the compensation of our executive officers and employees;

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  reviewing and recommending to our Board the compensation of our directors;

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  administering our equity incentive plans and granting equity awards to our employees and directors under these plans;

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  if required from time to time, reviewing with management our disclosures under the caption "Compensation Discussion and Analysis" and recommending to the full Board its inclusion in our periodic reports to be filed with the SEC;

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  if required from time to time, preparing the report of the compensation committee to be included in our annual proxy statement;

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  engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and

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  reviewing and evaluating, at least annually, our compensation committee's charter.

        The compensation committee operates under a written charter that satisfies the applicable standards of the Nasdaq Stock Market and which is available on our website at https://investors.leaptx.com/corporate-governance/documents at "Corporate Governance." The compensation committee met one time during 2019, either in person or by teleconference.

Nominating and Corporate Governance Committee

        The members of our nominating and corporate governance committee are James Cavanaugh and Joseph Loscalzo, with Dr. Cavanaugh serving as chairman. Our Board has determined that each of Dr. Cavanaugh and Dr. Loscalzo satisfies the Nasdaq independence standards.

        The primary purpose of our nominating and corporate governance committee is to assist our Board in promoting the best interests of our company and our stockholders through the implementation of sound corporate governance principles and practices. The functions of our nominating and corporate governance committee will include, among other things:

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  identifying, reviewing and evaluating candidates to serve on our Board;

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  determining the minimum qualifications for service on our Board;

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  assessing the contributions and independence of our incumbent directors;

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  making recommendations to our Board regarding the composition of each committee of the Board;

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  developing and recommending to our Board an annual self-evaluation process for our Board and overseeing the annual self-evaluation process;

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  developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board any changes to such principles; and

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  periodically reviewing and evaluating our nominating and corporate governance committee's charter.

        The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the Nasdaq Stock Market and which is available on our website at https://investors.leaptx.com/corporate-governance/documents at "Corporate Governance." The nominating and corporate governance committee did not meet, but acted by unanimous written consent once during 2019.

Board of Directors' Role in Risk Oversight

        Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its review of the operations and corporate functions of our company, our Board addresses the principal risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

        The audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function and whistleblower protections.

        The compensation committee assesses and monitors the extent to which our incentive compensation policies and programs for all employees may encourage excessive risk-taking and the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk.

Communicating with the Directors

        Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The General Counsel is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries of such communications to the directors as he considers appropriate.

        Under procedures approved by our Board, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our General Counsel considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters that are duplicative communications.

        Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to: Board of Directors, c/o General Counsel, Leap Therapeutics, Inc., 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141.

        Additionally, we have established a confidential process for reporting, investigating and resolving employee and other third party concerns related to accounting, auditing and similar matters under the Sarbanes-Oxley Act of 2002. Stockholders and other interested parties may confidentially provide information to one or more of our directors by using the confidential and anonymous financial concern hotline that is operated by an independent, third party service. Within the United States and Canada, the Ethics Hotline can be reached by telephone, toll-free, at 1-844-413-0900, e-mailing the Company at LPTX@openboard.info, or visiting http://www.openboard.info/LPTX/.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics (the "Code of Conduct") that is applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://investors.leaptx.com/corporate-governance/documents at "Corporate Governance." The nominating and corporate governance committee of our Board will be responsible for overseeing the Code of Conduct and the General Counsel or the Board approve any waivers of the Code of Conduct for employees, executive officers or directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website or in a current report on Form 8-K. We shall provide to any person without charge, upon request, a copy of the Code of Conduct. Any such request must be made in writing to Leap Therapeutics Inc., c/o Investor Relations, 47 Thorndike Street, Suite B1-1, Cambridge, MA 02141.

Hedging and Pledging Policies

        We have adopted an insider trading policy that includes provisions that restrict our directors, officers and employees from engaging in hedging or monetization transactions involving our securities and from engaging in short sales of our securities. Our insider trading policy also prohibits our directors, officers and employees from holding our securities in margin accounts or otherwise pledging our securities as collateral for loans.

EXECUTIVE COMPENSATION

Overview

        The following discussion relates to the compensation of Douglas Onsi, our current Chief Executive Officer and President, Augustine Lawlor, our Chief Operating Officer, and Christopher Mirabelli, our former Chief Executive Officer and President. These are the individuals we have determined to be our named executive officers for the year ended December 31, 2019. During all of 2019, Dr. Mirabelli served as our Chief Executive Officer and President, and Mr. Onsi served as our Chief Financial Officer, Treasurer and Secretary. Effective April 1, 2020, the Board appointed Mr. Onsi as our Chief Executive Officer and President, at which time Dr. Mirabelli stepped down from his position. Dr. Mirabelli will continue in his role as Chairman of our Board and as an employee.

        Each year, our compensation committee reviews and determines the compensation of our executive officers. Our executive compensation program is designed to attract and retain a highly skilled team of key executives and to align the compensation of our executives with the interests of our stockholders by rewarding the achievement of short- and long-term strategic financial goals, which we believe serves to enhance short- and long-term value creation for our stockholders.

Summary Compensation Table

        The following table presents compensation awarded or paid to our principal executive officer and our other executive officers for the 2019 and 2018 fiscal years. We refer to these executive officers as our "named executive officers."

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Awards ($)(3)	Other Compensation ($)		All Other Total ($)
Douglas E. Onsi	2019	400,000	140,000	239,661	37,298	(4)	816,959
Chief Executive Officer and President
Augustine Lawlor	2019	400,000	140,000	239,661	36,207	(5)	815,869
Chief Operating Officer
Christopher K. Mirabelli	2019	400,000	140,000	239,661	33,511	(6)	813,172
Former Chief Executive Officer and President
Douglas E. Onsi	2018	400,000	0	245,629	36,458	(4)	682,087
Chief Executive Officer and President
Augustine Lawlor	2018	400,000	0	245,629	34,572	(5)	680,201
Chief Operating Officer
Christopher K. Mirabelli	2018	400,000	0	245,629	32,978	(6)	678,607
Former Chief Executive Officer and President

(1)
Effective April 1, 2020, the base salary for Douglas E. Onsi was increased to $550,000 in connection with his appointment as Chief Executive Officer and President. There have been no other changes to the base salaries reported above.

(2)
This column represents the cash incentive bonus payments for 2019 made to each executive.

(3)
This column reflects the aggregate fair market value of equity awards granted in 2018 and 2019 as of the grant date for each such award, and is calculated in accordance with ASC 718, using the Black-Scholes option-pricing model. In April 2018, we made an option grant to each executive to purchase 50,000 shares of Leap's common stock pursuant to our 2016 Equity Incentive Plan. These options vest in equal monthly installments over a period of four years, generally subject to the executive's continued employment. In January 2019, we made an option grant to each executive to purchase 50,000 shares of Leap's common stock (9,356 options granted pursuant to our 2012

  Equity Incentive Plan and 40,644 pursuant to our 2016 Equity Incentive Plan). These options vest in equal monthly installments over a period of four years, generally subject to the executive's continued employment. In June 2019, we made an option grant to each executive to purchase 200,000 shares of Leap's common stock (734 options granted pursuant to our 2012 Equity Incentive Plan and 199,266 options granted pursuant to our 2016 Equity Incentive Plan). These options vest in equal monthly installments over a period of three years, generally subject to the executive's continued employment.

(4)
For 2019, other compensation includes 401(k) matching ($16,000), payment of medical insurance ($19,027) and dental insurance ($1,425), life insurance ($474) and paid medical leave ($372). For 2018, other compensation includes 401(k) matching ($16,000), payment of medical insurance ($18,619) and dental insurance ($1,425) and life insurance ($414).

(5)
For 2019, other compensation includes 401(k) matching ($14,667), payment of medical insurance ($18,556) and dental insurance ($1,425), life insurance ($1,188) and paid medical leave ($372). For 2018, other compensation includes 401(k) matching ($14,490), payment of medical insurance ($17,469) and dental insurance ($1,425) and life insurance ($1,188).

(6)
For 2019, other compensation includes 401(k) matching ($16,000), payment of medical insurance ($13,828) and dental insurance ($1,425), life insurance ($1,886) and paid medical leave ($372). For 2018, other compensation includes 401(k) matching ($16,000), payment of medical insurance ($14,365) and dental insurance ($1,425) and life insurance ($1,188).

Elements of Executive Compensation

        The compensation of our named executive officers consists of base salary, annual cash bonuses, equity awards and employee benefits that are made available to all salaried employees. Our named executive officers are also entitled to certain compensation and benefits upon certain terminations of employment and certain change of control transactions pursuant to employment agreements. In addition to the factors discussed below, the compensation committee also considers recommendations from our Chief Executive Officer, who regularly discusses compensation issues with the chairperson of the compensation committee and meets with our compensation committee to discuss these matters.

        The following describes the material terms of the elements of our executive compensation program during fiscal year 2019.

Overview

        Our executive compensation program is based on a pay-for-performance philosophy. We designed our executive compensation program to achieve the following primary objectives: provide compensation and benefit levels that will attract, retain, motivate and reward a highly talented executive team within the context of responsible cost management; establish a direct link between our individual/team performance and results and our executives' compensation; and align the interests and objectives of our executives with those of our stockholders by linking executive equity awards to stockholder value creation. Compensation for our executive officers is composed primarily of the following three main components: base salary, annual cash incentive bonuses, and long-term equity incentives.

Base Salary

        Base salaries are determined on a case-by-case basis for each executive officer (including our three named executive officers), including consideration of each officer's experience, expertise and performance, as well as market compensation levels for similar positions.

Name	2018 Base Salary ($)	2019 Base Salary ($)
Douglas E. Onsi	400,000	400,000
Chief Executive Officer and President
Augustine Lawlor	400,000	400,000
Chief Operating Officer
Christopher K. Mirabelli	400,000	400,000
Former Chief Executive Officer and President

Annual Cash Incentive Bonuses

        Annual cash incentive bonuses are contingent upon our achievement of certain operational and financial objectives. Each executive officer's target bonus amount is expressed as a percentage of the officer's base salary and is intended to be commensurate with the officer's position and responsibilities. Target bonuses for each officer were 35% of base salary for the year ended December 31, 2019 and were based entirely on the achievement of corporate objectives established by our Board. The corporate objectives reflect the important, objective, and measurable clinical, business development, financial, research, intellectual property, and operational goals of our company. Based on the achievement of corporate objectives for 2019, the compensation committee determined that Christopher K. Mirabelli, Augustine Lawlor and Douglas E. Onsi were each entitled to a cash bonus equal to 100% of their target bonus amounts, representing a total of $140,000 each that was paid in April 2020.

Long-term Equity Incentives

        We believe equity awards in the form of options to purchase shares of our common stock provide an incentive for our executive officers to focus on driving growth in our stock price and long-term value creation and help us to attract and retain key talent. In addition, the granting of options helps ensure that the interests of our officers are aligned with those of our stockholders as the options only have value if the value of our common stock increases after the date the option is granted.

        Our officers are entitled to certain benefits if the officer's employment terminates in certain circumstances or if a change of control occurs. Our Board and our compensation committee review our officers' overall compensation packages on an annual basis or more frequently as they deem appropriate. From time to time, we may retain independent compensation consultants as we consider appropriate to help identify appropriate peer group companies and to obtain and evaluate current executive compensation data. In 2016, we retained compensation consultants in designing our executive compensation programs.

Employment Agreements

        We previously entered into employment agreements with each of our named executive officers, Messrs. Onsi and Lawlor and Dr. Mirabelli, on the same terms. Effective April 2020, we entered into a new employment agreement with Mr. Onsi in connection with his appointment as Chief Executive Officer and President. The following is a summary of the material terms of each employment agreement including terms related to severance and payments upon termination or change of control.

        Our executive employment agreements do not include a specified term as their employment is "at-will." The agreements provide that each executive receives an annual base salary, initially established at $400,000, and that he is eligible for an annual incentive bonus, with his target bonus being 35% of his base salary. In connection with his appointment as Chief Executive Officer and President, Mr. Onsi's base salary was increased to $550,000, with his target bonus being 50% of his base salary. The compensation committee of the Board determines the executive's actual bonus amount based on its assessment of the satisfaction of performance criteria to be established by the compensation committee within the first three months of each fiscal year. The agreement also provides for the executive to participate in our benefit programs made available to our executives generally.

        Under each executive's agreement, if his employment is terminated by us without cause or if the executive resigns with good reason (as such terms are defined in the agreement), in either case prior to a change in control or one year after a change in control (as such term is defined in the agreement), he will be entitled to receive cash severance equal to his annualized base salary (or in the case of Mr. Onsi, 150% of his annualized base salary); a pro-rata bonus, payable within two and one-half months following the end of the fiscal year in which the termination or resignation occurs; any accrued or earned, but unpaid or unreimbursed, base salary, expenses, benefits, bonus, rights to indemnification, or vacation pay; reimbursement of his COBRA premiums for 12 months (or in the case of Mr. Onsi, 18 months); and acceleration of vesting on any outstanding equity awards along with an extension of the time period to exercise the outstanding equity awards to one year. In the event that such termination or resignation occurs during the one-year period immediately following a change in control, the executive will also receive an increase in the cash severance amount to double his annualized base salary, an extension of the time period during which Leap will reimburse COBRA premiums to 18 months (or in the case of Mr. Onsi, 24 months), and an extension of the time period to exercise all outstanding equity awards to two years. An executive's right to receive these severance benefits is subject to his providing a release of claims in favor of Leap and return of all company property.

        In the event that a change in control occurs during the term of an executive's employment, and the severance and other benefits provided in the agreement are considered "parachute payments" within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the code, the executive's severance and other benefits constituting parachute payments will be either (i) delivered in full or (ii) delivered to a lesser extent which would result in no portion of such severance being subject to excise tax under Section 4999 of the Code, whichever provides the greatest amount to the executive. If any reduction in severance and other benefits constituting parachute payments is necessary to achieve the effect of clause (ii) above, then the reduction will occur first from cash severance payments, next from cancellation of accelerated vesting of equity awards and third from reduction of continued employee benefits.

        Each executive's employment agreement incorporates the terms and provisions of a customary employee proprietary information, invention, non-competition and non-solicitation between Leap and the executive. This agreement includes a noncompetition covenant during the period of the executive's employment and for one year thereafter.

Stock Option and Other Compensation Plans

        In connection with the consummation of the merger with Macrocure Ltd., in January 2017, we made an option grant to each executive to purchase 330,303 of shares of Leap's common stock pursuant to our Amended and Restated 2012 Equity Incentive Plan, which is described in further detail below. This option grant is at an exercise price $9.90 per share. Each option granted to an executive will vest 33% on the first anniversary of the date of grant, and thereafter in equal monthly installments over a period of two years, generally subject to the executive's continued employment.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2019.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)		Option Expiration Date
Douglas E. Onsi	1/20/2017	330,303	0	9.90	(1)	1/20/2027
Chief Executive Officer and President	4/18/2018	20,834	29,166	7.66	(2)	4/18/2028
	1/01/2019	11,460	38,540	2.00	(3)	1/01/2029
	6/11/2019	33,334	166,166	1.39	(4)	6/11/2029
Augustine Lawlor	1/20/2017	330,303	0	9.90	(1)	1/20/2027
Chief Operating Officer	4/18/2018	20,834	29,166	7.66	(2)	4/18/2028
	1/01/2019	11,460	38,540	2.00	(3)	1/01/2029
	6/11/2019	33,334	166,666	1.39	(4)	6/11/2029
Christopher K. Mirabelli	1/20/2017	330,303	0	9.90	(1)	1/20/2027
Former Chief Executive Officer and President	4/18/2018	20,834	29,166	7.66	(2)	4/18/2028
	1/01/2019	11,460	38,540	2.00	(3)	1/01/2028
	6/11/2019	33,334	166,166	1.39	(4)	6/11/2029

(1)
In connection with the consummation of the merger with Macrocure Ltd., in January 2017, we made an option grant to each executive to purchase 330,303 of shares of Leap's common stock pursuant to our Amended and Restated 2012 Equity Incentive Plan, which is described in further detail below. Each option granted to an executive will vest 33% on the first anniversary of the date of grant, and thereafter in equal monthly installments over a period of two years, generally subject to the executive's continued employment.

(2)
In April 2018, we made an option grant to each executive to purchase 50,000 shares of Leap's common stock pursuant to our 2016 Equity Incentive Plan. These options vest in equal monthly installments over a period of four years, generally subject to the executive's continued employment.

(3)
In January 2019, we made an option grant to each executive to purchase 50,000 shares of Leap's common stock pursuant to our 2012 and 2016 Equity Incentive Plans. These options vest in equal monthly installments over a period of four years, generally subject to the executive's continued employment.

(4)
In June 2019, we made an option grant to each executive to purchase 200,000 shares of Leap's common stock pursuant to our 2012 and 2016 Equity Incentive Plans. These options vest in equal monthly installments over a period of three years, generally subject to the executive's continued employment.

Retirement Benefits

        We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The plan provides that each participant may contribute up to the statutory limit, which is $19,000 for calendar year 2019. Participants that are 50 years or older can also make "catch-up" contributions, which in calendar year 2019 may be up to an additional $6,000 above the statutory limit. In general, eligible compensation for purposes of the 401(k) plan includes an employee's earnings reportable on IRS Form W-2 subject to certain adjustments and exclusions required under the Code. We also make matching employer contributions in cash to each employee's 401(k) plan at a rate of 100% of the first 3% of earnings contributed by each such employee and 50% of the next 2% of earnings contributed. Employees participating in the 401(k) plan are fully vested in our matching contributions, and investments are directed by employees. The 401(k) plan currently does not offer the ability to invest in our securities.

EQUITY COMPENSATION PLAN INFORMATION

        The following table contains information about our equity compensation plans as of December 31, 2019.

Name	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	4,024,566	(2)	$7.48	2,459,373	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	4,024,566	(2)	$7.48	2,459,373	(3)

(1)
Includes information regarding our Amended and Restated 2012 Equity Incentive Plan, our 2016 Equity Incentive Plan and the assumed Macrocure 2013 Plan and 2008 Plan.

(2)
Includes i) 215,704 shares of Leap common stock issued in connection with the exchange of Macrocure options and the assumption of the Macrocure 2013 Plan and 2008 Plan ii) 1,361,952 shares issued pursuant to the Amended and Restated 2012 Equity Incentive Plan and iii) 2,446,910 shares issued pursuant to the Leap 2016 Equity Incentive Plan.

(3)
Includes 2,440,105 shares reserved for issuance under the Leap 2016 Equity Incentive Plan and 19,268 shares reserved for issuance under the Leap Amended and Restated 2012 Equity Incentive Plan.

DIRECTOR COMPENSATION

        Under our director compensation program, we pay our non-employee directors retainers in cash. We do not pay any compensation to our employees in connection with their service on our Board and, consequently, Mr. Onsi and Dr. Mirabelli are not included in the table. The compensation that we pay to our executives is discussed in the "Executive Compensation" section of this proxy statement. Each non-employee director receives a cash retainer for service on the Board and for service on each committee(s) on which the director is a member. The chairpersons of each committee receive higher retainers for such service. These fees are payable semi-annually in arrears. Each non-employee director shall be paid an annual fee of $40,000 and such additional fees as set out in the following table:

Non-Employee Director	Annual Fee ($)
Chairman of audit committee	15,000
Member of audit committee (other than chairman)	10,000
Chairman of compensation committee	10,000
Member of compensation committee (other than chairman)	5,000
Chairman of nominating and corporate governance committee	10,000
Member of nominating and corporate governance committee (other than chairman)	5,000
Lead Independent Director	10,000

        We also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

        In addition, under our director compensation program, each non-employee director elected to our Board will receive an option to purchase 15,000 shares of our common stock, with each of these options vesting in equal quarterly installments over a three-year period measured from the date of grant, subject to the non-employee director's continued service as a director, and becoming exercisable in full upon a change in control of our Company.

        Each year, under our director compensation program, each non-employee director will receive an annual stock option grant. In 2019, the annual grant to non-employee directors was an option to purchase 7,500 shares of our common stock and our Lead Independent Director received an option to purchase 9,375 shares of common stock. In 2020, the annual grant to non-employee directors will be an option to purchase 20,000 shares of our common stock and our Lead Independent Director will receive an option to purchase 25,000 shares of our common stock. These option grants will be at an exercise price equal to the fair market value of Leap's common stock on the date of grant and will vest quarterly over a one-year period.

        This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors' interests with those of our stockholders.

        The following table sets forth information regarding compensation earned by our non-employee directors during fiscal year 2019.

Name	Fees Earned($)		Option Awards(1)($)	Other Compensation(2)($)	Total($)
James Cavanaugh	50,000	(3)	18,909	1,396	70,305
Thomas Dietz	70,000	(4)	25,898	4,640	100,538
William Li	45,000	(5)	18,909	0	63,909
John Littlechild	60,000	(6)	18,909	0	78,909
Joseph Loscalzo	45,000	(7)	18,909	0	63,909
Nissim Mashaich	50,000	(8)	18,909	1,807	70,716
Monica Bertagnolli	—	(9)	0	0	0

(1)
This column reflects the aggregate fair value of equity awards granted in 2019 as of the grant date for each such award, and is calculated in accordance with ASC 718, using the Black-Scholes option-pricing model. Assumptions used in the calculations for these amounts are set forth in Note 8 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2020. In January 2019, we made an option grant to non-employee, non-lead independent directors to purchase 7,500 shares of common stock (the Lead Independent Director received 9,375 options). In June 2019, we made an option grant to non-employee, non-lead independent directors to purchase 10,000 shares of common stock (the Lead Independent Director received 15,000 options). All 2019 option grants vest quarterly over a one-year period from the grant date.

(2)
Represents the amount of expenses reimbursed in connection with travel to and from Board meetings.

(3)
Includes $40,000 for annual fee as non-employee director and $10,000 for annual fee as chairman of the nominating and corporate governance committee.

(4)
Includes $40,000 for annual fee as non-employee director, $15,000 for annual fee as chairman of the audit committee, $5,000 for annual fee as a member of the compensation committee, and $10,000 for annual fee as Lead Independent Director.

(5)
Includes $40,000 for annual fee as a non-employee director and $5,000 for annual fee as a member of the compensation committee.

(6)
Includes $40,000 for annual fee as non-employee director, $10,000 for annual fee as member of the audit committee and $10,000 for annual fee as chairman of the compensation committee.

(7)
Includes $40,000 for annual fee as non-employee director and $5,000 for annual fee as a member of the nominating and corporate governance committee.

(8)
Includes $40,000 for annual fee as a non-employee director and $10,000 for annual fee as a member of the audit committee.

(9)
Dr. Bertagnolli has not accepted any cash or equity compensation from the Company in connection with her appointment to the Board.

        The following table sets forth, as of December 31, 2019, the aggregate number of exercisable and unexercisable option awards outstanding held by our non-employee directors at that time.

	Option Awards
Name	Exercisable	Unexercisable	Total
James Cavanaugh	46,625	8,125	54,750
Thomas Dietz	50,532	11,093	61,625
William Li	35,625	8,125	43,750
John Littlechild	46,625	8,125	54,750
Joseph Loscalzo	46,625	8,125	54,750
Nissim Mashiach	218,866	8,125	226,991
Monica Bertagnolli(1)	0	0	0

(1)
Dr. Bertagnolli has not accepted any equity grants from the Company in connection with her service on the Board.

 AUDIT COMMITTEE REPORT

The report of the Audit Committee is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

        The audit committee has reviewed the Leap audited consolidated financial statements for the year ended December 31, 2019 and has discussed these statements with management and EisnerAmper LLP, or EisnerAmper, the Company's independent registered public accounting firm. Leap management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Leap Therapeutics, Inc. in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The audit committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls.

        The audit committee also received from, and discussed with, EisnerAmper the written disclosures and other communications that the Company's independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

        EisnerAmper also provided the audit committee with the written disclosures and the letter required by Rule 3526 of the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The audit committee has reviewed this disclosure and has discussed with EisnerAmper their independence from Leap.

        Based on its discussions with management and our independent registered public accounting firm as outlined above, and its review of the representations and information provided by management and our independent registered public accounting firm, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Leap Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Respectfully submitted by the audit committee,

/s/ Thomas Dietz, Chair
/s/ James Cavanaugh
/s/ Nissim Mashiach

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The audit committee has appointed the firm of EisnerAmper LLP, or EisnerAmper, an independent registered public accounting firm, to audit our books, records and accounts for the year ending December 31, 2020. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

        EisnerAmper LLP has audited our financial statements since the fiscal year ended December 31, 2015. EisnerAmper has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of EisnerAmper are expected to be present at the Annual Meeting and will be given the opportunity to make a statement on the firm's behalf if they so desire. These representatives also will be available to respond to appropriate questions.

        Proxies solicited by management will be voted for ratification unless stockholders specify otherwise. Ratification by our stockholders is not required. Although we are not required to submit the appointment of EisnerAmper to a vote of the stockholders, our Board believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of EisnerAmper as our independent registered public accounting firm. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, if the stockholders do not ratify the appointment, the audit committee will investigate the reasons and consider whether to retain EisnerAmper or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and the audit committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of our company and our stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval is needed on a time urgent basis) generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee determined that the provision of the non-audit services by EisnerAmper described above is compatible with maintaining EisnerAmper's independence.

Principal Accounting Fees and Services

        The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by EisnerAmper LLP during the years ended December 31, 2019 and 2018:

Nature of Service	2019 Fees	2018 Fees
Audit Fees(1)	$186,836	$187,755
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—

Total:	$186,636	$187,755

(1)
Audit Fees consist of fees for professional services in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are normally provided in connection with registration statements.

(2)
Audit-Related Fees consist of fees for professional services that are reasonably related to the performance of the audit or review of our financial statements.

(3)
Tax Fees consist of fees for professional services in connection with tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

(4)
All Other Fees consist of professional services performed related to Form 8-K filings.

VOTE REQUIRED

        The affirmative vote of a majority of shares of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote, is required to ratify the selection of our independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(PROPOSAL NO. 2 ON YOUR PROXY CARD)

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 24, 2020 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of our common stock, each person currently serving as a director, each named executive officer, and all directors and executive officers as a group.

        We have determined beneficial ownership in accordance with the SEC's rules. Shares of our common stock subject to options or other rights to purchase which are now exercisable or are exercisable within 60 days after April 24, 2020, are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to any applicable community property laws.

        Each applicable percentage of shares beneficially owned is computed on the basis of 35,799,488 shares of our common stock outstanding as of April 24, 2020. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Leap Therapeutics, Inc., 47 Thorndike Street, Suite B1-1, Cambridge, MA 02141.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Ownership (%)
5% or Greater Stockholders(1):
BeiGene, Ltd.(2)	9,609,274	23.7
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands
Eli Lilly and Company(3)	2,632,221	7.1
Lilly Corporate Center, Indianapolis, IN 46285
HealthCare Ventures, and affiliates(4)	7,678,527	21.1
Perceptive Life Sciences Master Fund, Ltd., and affiliates(5)	13,452,992	31.6
51 Astor Place, 10th Floor, New York, NY 10003
Valence Helix Investments III, LLC, and affiliates(6)	2,201,130	5.92
590 Madison Avenue, 21st Floor, New York, NY 10022
Directors and Named Executive Officers
Christopher K. Mirabelli(7)	8,144,437	22.1
Chairman of the Board of Directors
Douglas E. Onsi(8)	5,564,920	15.1
Chief Executive Officer, President and Director
Augustine Lawlor(9)	8,144,437	22.1
Chief Operating Officer
James Cavanaugh(10)	2,680,293	7.5
Director
Thomas Dietz(11)	67,875	*
Director
William Li(12)	48,750	*
Director
Joseph Loscalzo(13)	59,750	*
Director
Nissim Mashiach(14)	231,991	*
Director
Monica Bertagnolli	0	*
Director
All Directors and Executive Officers as a Group (eleven persons)(15)(16)	9,957,827	25.89

*
Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
This table does not include holders of pre-funded warrants to purchase 14,413,902 shares of our common stock that are subject to beneficial ownership limitations who would otherwise be reflected as the beneficial owners of 5% or greater of our common stock. Such warrants may not be exercised to the extent that such exercise would cause (i) the aggregate number of shares of common stock beneficially owned by such holders and their affiliates and any other person whose beneficial ownership of common stock would be aggregated with such holders for purposes of Section 13(d) of the Exchange Act to exceed 4.99% of the total number of issued and outstanding shares of common stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by such holders and their affiliates and any other persons whose beneficial ownership of common stock would be aggregated with such holders for purposes of Section 13(d) of the Exchange Act to exceed 4.99% of the combined voting power of all of the securities of the Company then outstanding following such exercise.

(2)
Based solely on a Schedule 13D filed on March 23, 2020, which includes 4,804,637 shares of common stock that may be acquired upon the exercise of warrants.

(3)
Based solely on a Schedule 13G/A filed on February 14, 2019, which includes 1,152,914 shares of common stock that may be acquired upon the exercise of warrants.

(4)
Includes (i) 2,618,406 shares of common stock held by HealthCare Ventures VIII, L.P., (ii) 4,716,232 shares of common stock held by HealthCare Ventures IX, L.P. (including 571,428 shares of common stock that may be acquired upon the exercise of warrants), and (iii) 343,889 shares of common stock held by HealthCare Ventures Strategic Fund, L.P. James Cavanaugh, John Littlechild, Harold Werner, Christopher K. Mirabelli and Augustine Lawlor (collectively, the "HCPVIII Directors") are Managing Directors of HealthCare Partners VIII, LLC ("HCPVIII LLC"), which is the General Partner of HealthCare Partners VIII, L.P. ("HCPVIII"), which is the General Partner of Health Care Ventures VIII, L.P. Each of the HCPVIII Directors, HCPVIII LLC and HCPVIII beneficially own and share voting and dispositive power with respect to all of the securities owned by HealthCare Ventures VIII, L.P. and each disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Christopher K. Mirabelli, Douglas E. Onsi and Augustine Lawlor (collectively, the "HCPIX Directors") are the Managing Directors of HealthCare Partners IX, LLC ("HCPIX LLC") which is the General Partner of HealthCare Partners IX, L.P. ("HCPIX"), which is the General Partner of HealthCare Ventures IX, L.P. Each of the HCPIX Directors, HCPIX LLC and HCPIX beneficially own and share voting and dispositive power with respect to all of the securities owned by HealthCare Ventures IX, L.P. and each disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Christopher K. Mirabelli, Douglas E. Onsi and Augustine Lawlor (collectively, the "HCSP Directors") are the Managing Directors of HealthCare Strategic Partners, LLC ("HCV Strategic LLC"), which is the General Partner of HealthCare Ventures Strategic Fund, L.P. Each of the HCSP Directors and HCV Strategic LLC beneficially own and share voting and dispositive power with respect to all of the securities owned by HCV Strategic Fund, L.P. and each disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in therein.

(5)
Based on a Schedule 13G filed on April 20, 2020 on behalf of Perceptive Advisors LLC, Joseph Edelman and Perceptive Life Sciences Master Fund Ltd. Perceptive Life Sciences Master Fund Ltd. directly holds 6,726,496 shares of common stock. Perceptive Advisors LLC serves as the investment manager to Perceptive Life Sciences Master Fund Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund Ltd. Mr. Edelman is the managing member of Perceptive Advisors LLC and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund Ltd. Also includes 6,726,496 shares of common stock that may be acquired upon the exercise of warrants.

(6)
Based solely on a Schedule 13D/A filed on January 21, 2020 on behalf of (i) Valence Helix Investments III, LLC ("Valence III"); (ii) Valence Helix Investments, LLC ("Valence I"), (iii) and each of (A) Eric Roberts ("Roberts"), (B) Graham Crooke ("Crooke"), (C) Rachel Leheny ("Leheny"), (D) Philip Sawyer ("Sawyer"), and (E) Evgeny Zaytsev ("Zaytsev"). Valence III exercises shared voting and dispositive power over 1,906,060 shares of common stock, including 1,125,714 shares of common stock that may be acquired upon the exercise of warrants, and Valence I exercises shared voting and dispositive power over 295,070 shares of common stock, including 258,833 shares of common stock that may be acquired upon the exercise of warrants. Each of Roberts, Crooke, Leheny, Sawyer, and Zaytsev is a manager of both Valence III and Valence I, and therefore, each of Roberts, Crooke, Leheny, Sawyer and Zaytsev exercises shared voting and dispositive power with respect to the shares held by Valence III and Valence I. Mr. Roberts also exercises sole voting and dispositive power over 82,390 shares of common stock. Each of Valence III and Valence I and Roberts, Crooke, Leheny, Sawyer, and Zaytsev disclaims beneficial ownership of said shares except to the extent of its pecuniary interest therein.

(7)
Includes (i) 2,618,406 shares of common stock held by HealthCare Ventures VIII, L.P., (ii) 4,716,232 shares of common stock held by HealthCare Ventures IX, L.P. (including 571,428 shares of common stock that may be acquired upon the exercise of warrants), (iii) 343,889 shares of common stock held by HealthCare Ventures Strategic Fund, L.P., (iv) 444,541 shares of common stock subject to stock options that were exercisable as of April 24, 2020, or that will become exercisable within 60 days after that date and (v) 21,369 shares of common stock that Nine Capital Partners, LLC may acquire within 60 days from the date of this filing upon the exercise of warrants, Dr. Mirabelli, is a Managing Director of HCPVIII LLC, which is the General Partner of HealthCare Partners VIII, L.P. ("HCPVIII"), which is the General Partner of HealthCare Ventures VIII, L.P. Dr. Mirabelli shares voting and dispositive power with respect to all of the securities owned by HealthCare Ventures VIII, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Dr. Mirabelli is a Managing Director of HCPIX LLC which is the General Partner of HealthCare Ventures IX, L.P. ("HCPIX"), which is the General Partner of HealthCare Ventures IX, L.P. Dr. Mirabelli beneficially owns and shares voting and dispositive power with respect to all of the securities owned by HealthCare Ventures IX, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Dr. Mirabelli is a Managing Director of HCV Strategic LLC, which is the General Partner of HealthCare Ventures Strategic Fund, L.P. Dr. Mirabelli beneficially owns and shares voting and dispositive power with respect to all of the securities owned by HCV Strategic Fund, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Dr. Mirabelli is a managing member of Nine Capital Partners, LLC and, as such, shares with Nine Capital Partners, LLC the power to vote and dispose of the 21,369 shares of common stock that Nine Capital Partners, LLC may acquire within 60 days from the date of this filing upon the exercise of warrants. Therefore, Dr. Mirabelli may be deemed to beneficially own all of such 21,369 shares of common stock beneficially owned by Nine Capital Partners, LLC. Dr. Mirabelli disclaims beneficial ownership of such warrants in excess of such his pecuniary interest therein.

(8)
Includes (i) 4,716,232 shares of common stock held by HealthCare Ventures IX, L.P. (including 571,428 shares of common stock that may be acquired upon the exercise of warrants), (ii) 343,889 shares of common stock held by HealthCare Ventures Strategic Fund, L.P., (iii) 483,430 shares of common stock subject to stock options that were exercisable as of April 24, 2020, or that will become exercisable within 60 days after that date, and (iv) 21,369 shares of common stock that Nine Capital Partners, LLC may acquire within 60 days from the date of this filing upon the exercise of warrants. Mr. Onsi is a Managing Director of HCPIX LLC which is the General Partner of HCPIX, which is the General Partner of HealthCare Ventures IX, L.P. Mr. Onsi beneficially owns and shares voting and dispositive power with respect to all of the securities owned by HealthCare Ventures IX, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Mr. Onsi is a Managing Director of HCV Strategic LLC, which is the General Partner of HealthCare Ventures Strategic Fund, L.P. Mr. Onsi beneficially owns and shares voting and dispositive power with respect to all of the securities owned by HCV Strategic Fund, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Mr. Onsi is a managing member of Nine Capital Partners, LLC and, as such, shares with Nine Capital Partners, LLC the power to vote and dispose of the 21,369 shares of common stock that Nine Capital Partners, LLC may acquire within 60 days from the date of this filing upon the exercise of warrants. Therefore, Mr. Onsi may be deemed to beneficially own all of such 21,369 shares of common stock beneficially owned by Nine Capital Partners, LLC. Mr. Onsi disclaims beneficial ownership of such warrants in excess of such his pecuniary interest therein.

(9)
Includes (i) 2,618,406 shares of common stock held by HealthCare Ventures VIII, L.P., (ii) 4,716,232 shares of common stock held by HealthCare Ventures IX, L.P. (including 571,428 shares of common stock that may be acquired upon the exercise of warrants), (iii) 343,889 shares of common stock held by HealthCare Ventures Strategic Fund, L.P., (iv) 444,541 shares of common stock subject to stock options that were exercisable as of April 24, 2020, or that will become exercisable within 60 days after that date and (v) 21,369 shares of common stock that Nine Capital Partners, LLC may acquire within 60 days from the date of this filing upon the exercise of warrants. Mr. Lawlor is a Managing Director of HCPVIII LLC, which is the General Partner of HCPVIII, which is the General Partner of HealthCare Ventures VIII, L.P. Mr. Lawlor shares voting and dispositive power with respect to all of the securities owned by HealthCare Ventures VIII, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Mr. Lawlor is a Managing Director of HCPIX LLC which is the General Partner of HCPIX, which is the General Partner of HealthCare Ventures IX, L.P. Mr. Lawlor beneficially owns and shares voting and dispositive power with respect to all of the securities owned by HealthCare Ventures IX, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Mr. Lawlor is a Managing Director of HCV Strategic LLC, which is the General Partner of HealthCare Ventures Strategic Fund, L.P. Mr. Lawlor beneficially owns and shares voting and dispositive power with respect to all of the securities owned by HCV Strategic Fund, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Mr. Lawlor is a managing member of Nine Capital Partners, LLC and, as such, shares with Nine Capital Partners, LLC the power to vote and dispose of the 21,369 shares of common stock that Nine Capital Partners, LLC may acquire within 60 days from the date of this filing upon the exercise of warrants. Therefore, Mr. Lawlor may be deemed to beneficially own all of such 21,369 shares of common stock beneficially owned by Nine Capital Partners, LLC. Mr. Lawlor disclaims beneficial ownership of such warrants in excess of such his pecuniary interest therein.

(10)
Includes (i) 59,750 shares of common stock subject to stock options that were exercisable as of April 24, 2020, or that will become exercisable within 60 days after that date, (ii) 2,618,406 shares of common stock held by HealthCare Ventures VIII, L.P. and (iii) 2,137 shares of common stock that may be acquired upon the exercise of warrants. Dr. Cavanaugh is a Managing Director of HCPVIII LLC, which is the General Partner of HCPVIII, which is the General Partner of HealthCare Ventures VIII, L.P. Dr. Cavanaugh beneficially owns and shares voting and dispositive power with respect to all of the securities owned by HealthCare Ventures VIII, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein.

(11)
Includes 67,875 shares of common stock subject to stock options that were exercisable as of April 24, 2020, or that will become exercisable within 60 days after that date.

(12)
Includes 48,750 shares of common stock subject to stock options that were exercisable as of April 24, 2020, or that will become exercisable within 60 days after that date.

(13)
Includes 59,750 shares of common stock subject to stock options that were exercisable as of April 24, 2020, or that will become exercisable within 60 days after that date.

(14)
Includes 231,991 shares of common stock subject to stock options that were exercisable as of April 24, 2020, or that will become exercisable within 60 days after that date.

(15)
For purposes of clarification, (i) each of the 2,618,406 shares of common stock owned by HealthCare Ventures VIII, L.P. (and indirectly owned by each of Christopher K. Mirabelli,

  Augustine Lawlor, and James H. Cavanaugh) have only been counted one time in calculating the number of shares of common stock beneficially owned by all executive officers and directors, (ii) each of the 4,716,232 shares of common stock (including 571,428 shares of common stock that may be acquired upon the exercise of warrants) held by HealthCare Ventures IX, L.P. (and indirectly owned by each of Christopher K. Mirabelli, Douglas E. Onsi and Augustine Lawlor) have only been counted one time in calculating the number of shares of common stock beneficially owned by all executive officers and directors, (iii) each of the 343,889 shares of common stock owned by HealthCare Ventures Strategic Fund, L.P. (and indirectly owned by each of Christopher K. Mirabelli, Douglas E. Onsi and Augustine Lawlor) have only been counted one time in calculating the number of shares of common stock beneficially owned by all executive officers and directors and (iv) each of the 21,369 shares of common stock that may be acquired upon the exercise of warrants held by Nine Capital Partners, LLC (and indirectly owned by each of Christopher K. Mirabelli, Douglas E. Onsi and Augustine Lawlor) have only been counted one time in calculating the number of shares of common stock beneficially owned by all executive officers and directors.

(16)
Includes (i) 2,255,794 shares of common stock subject to stock options held by our directors and named executive officers that were exercisable as of April 24, 2020, or that will become exercisable within 60 days after that date and (ii) 594,934 shares of common stock that may be acquired upon the exercise of warrants held by our directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The following is a description of transactions since January 1, 2019, in which we were a party and the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm's-length transactions with unrelated third parties.

January 2020 Private Placement

        In January 2020, we issued and sold 1,421,801 shares of our Series A Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), at a purchase price of $10.54 per share, and 1,137,442 shares of our Series B Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock") at a purchase price of $10.55 per share, and one (1) share of our Special Voting Stock, par value $0.001 (the "Special Voting Stock") entitling the purchaser of Series A Preferred Stock to elect one member of our Board for aggregate net proceeds to us of approximately $25.3 million (the "January Private Placement"). On March 5, 2020, our stockholders approved the conversion of the Series A Preferred Stock into a pre-funded warrant to purchase 14,413,902 shares of common stock and the conversion of the Series B Preferred Stock into 11,531,133 shares of our common stock. Each investor also received a warrant to purchase an equal number of shares at an exercise price of $2.11 per share. In the January 2020 Private Placement, (i) BeiGene, Ltd. ("BeiGene") received 4,804,637 shares of common stock and a warrant to purchase an equal number of shares of common stock and (ii) Perceptive Life Sciences Master Fund, Ltd. and its affiliates ("Perceptive") received 6,726,496 shares of common stock and a warrant to purchase an equal number of shares of common stock. As a result of the January 2020 Private Placement, each of BeiGene and Perceptive became a greater than 5% holder of Leap, and, as a result, a "related party" as contemplated by Item 404 of Regulation S-K.

        In connection with the January Private Placement, we entered into a registration rights agreement with each of BeiGene and Perceptive pursuant to which the Company agreed, following demand by either BeiGene or Perceptive, to file with the SEC a Registration Statement on Form S-3 covering the resale of the shares of common stock issued or issuable upon exercise of the above-referenced warrants by BeiGene or Perceptive as promptly as reasonably practicable following such demand, and in any event within sixty days after such demand.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and certain executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Our amended and restated certificate of incorporation also provides that we will indemnify each of our executive officers and directors to the fullest extent permitted by the Delaware General Corporation Law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses to each indemnitee in connection with any proceeding in which indemnification is available. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Related Party Transaction Approval Policy

        In connection with the completion of the merger with Macrocure Ltd., we adopted a related party transactions policy that requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital shares or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our nominating and corporate governance committee. Any request for such a transaction must first be presented to our General Counsel who will promptly notify our nominating and corporate governance committee for their review, consideration and approval. In approving or rejecting any such proposal, our nominating and corporate governance committee is to consider the relevant facts and circumstances available and deemed relevant to the nominating and corporate governance, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. The nominating and corporate governance committee has reviewed certain interested transactions and determined that they are pre-approved. These pre-approved interested transactions include, subject to certain limitations, employment or compensation of executive officers, director compensation, certain transactions with other companies, certain company charitable contributions, transactions in which all stockholders receive proportional benefits and transactions involving competitive bids.

        Prior to our Board's consideration of a transaction with a related person, the material facts as to the related person's relationship or interest in the transaction were disclosed to our Board, and the transaction was not approved by our Board unless a majority of the disinterested directors approved the transaction.

 GENERAL MATTERS

Stockholder Proposals and Nominations

        Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    Under Rule 14a-8(e) of the Exchange Act, to submit a proposal for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders, stockholder proposals must be received by December 28, 2020 by our Secretary at our principal executive offices at 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141.

        Requirements for Stockholder to bring Business and Nominations Before the 2020 Annual Meeting.    Our amended and restated bylaws provide that, for stockholder nominations to the Board or other business to be considered at the 2021 Annual Meeting of Stockholders, the stockholder must have given timely notice thereof in writing to the Secretary at Leap Therapeutics, Inc., 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141. To be timely for the 2021 Annual Meeting of Stockholders, the stockholder's notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the previous year's annual meeting of stockholders, or, if later, the 10th day following the day on which we first provide notice or public disclosure of the date of the 2021 Annual Meeting of Stockholders. Therefore, notice must be received not earlier than February 16, 2021 and not later than March 18, 2021. Such notice must provide the information required by Section 2.4 and 2.5 of our amended and restated bylaws with respect to each nomination or matter the stockholder proposes to bring before the 2021 Annual Meeting of Stockholders and must be sent to our Secretary at our principal executive offices at 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries, such as brokers or other nominees, to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers or other nominees household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

        Once you have received notice from your broker or other nominee or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time, and we will then promptly deliver, a separate copy of our annual report or proxy statement, by sending a written request to us at: Leap Therapeutics, Inc., Attn: Secretary, 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141, or by calling us at (617) 714-0360.

        If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to us at: Leap Therapeutics, Inc., Attn: Secretary, 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141, or by calling us at (617) 714-0360.

Miscellaneous

        Even if you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the Annual Meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

        You may obtain a copy of our Annual Report on Form 10-K (without exhibits) filed with the SEC for the year ended December 31, 2019 without charge upon written request to: Leap Therapeutics, Inc., Attn: Secretary, 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141.

        As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the Annual Meeting, as they determine to be in the best interest of our company and our stockholders.

By Order of the Board of Directors,
Christopher Mirabelli Chairman of the Board of Directors Cambridge, Massachusetts April 28, 2020

 DIRECTIONS TO MORGAN, LEWIS & BOCKIUS LLP
ONE FEDERAL STREET
BOSTON, MASSACHUSETTS 02110

Address:

One Federal Street Boston, Massachusetts 02110-1726
Tel:	617.341.7700
Fax:	617.341.7701

Directions:

  FROM POINTS NORTH:

  •
  From I-93 South and the Tobin Bridge, take Exit 23 (Purchase Street/South Station).

  •
  Upon exiting, proceed on Purchase Street and turn right onto Pearl Street.

  •
  Turn left onto Franklin Street.

  •
  Then turn right onto Federal Street.

  •
  The parking garage entrance is on the left at the corner of Federal and Milk Streets.

  FROM POINTS SOUTH:

  •
  Take I-93 North to Exit 20 (Mass. Turnpike/South Station); stay in left lane.

  •
  While on this long ramp, follow the sign for South Station/Chinatown.

  •
  Continue straight; at the 4th traffic light, turn right onto Summer Street.

  •
  Take next left onto High Street.

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  Then take first left onto Federal Street.

  •
  The parking garage entrance is on the left at the corner of Federal and Milk Streets.

  FROM POINTS WEST:

  •
  Take the Mass. Turnpike (I-90) to Exit 24-A (South Station), following signs for Atlantic Avenue.

  •
  At the 3rd traffic light, turn left onto Summer Street.

  •
  Continue on Summer Street through 2 traffic lights.

  •
  Turn right onto High Street.

  •
  Then take first left onto Federal Street.

  •
  The parking garage entrance is on the left at the corner of Federal and Milk Streets.

  FROM LOGAN AIRPORT:

  •
  Follow the "exit" signs from the airport to the Summer Tunnel.

  •
  Stay in the left lane of the tunnel.

  •
  At the end of the tunnel, bear left and follow signs for Government Center.

  •
  Turn left onto Congress Street.

  •
  Follow Congress Street to Purchase Street.

  •
  Turn right onto Purchase Street.

  •
  Follow Purchase Street to Summer Street.

  •
  Turn right onto Summer Street

  •
  Turn right at the next set of lights (High Street).

  •
  On High Street, take first left onto Federal Street.

  •
  The parking garage entrance is on the left at the corner of Federal and Milk Streets.

  FROM THE MBTA RED LINE, AMTRAK, AND COMMUTER RAIL (SOUTH STATION):

  •
  Coming out of South Station onto Sumer Street, cross Surface Road and walk straight onto Federal Street.

  •
  Continue on Federal Street, eventually crossing over Franklin Street. One Federal Street is on the left side of the street.

  PARKING INSTRUCTIONS AT GARAGE:

  •
  Enter the parking garage, taking a ticket from the machine to open the gate.

  •
  Drive to the first level. A parking attendant will park your vehicle after issuing a valet check, to be used for retrieving your vehicle when leaving the building.

  •
  Upon leaving the parking garage, present your ticket to the cashier.

15949 Leap Therapeutics Proxy Card -REV2 Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - QUIC K  EAS Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 15, 2020. LEAP THERAPEUTICS, INC. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2. FOR AGAINST ABSTAIN 2. Ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. 1. Election of Class III Directors FOR WITHHOLD ABSTAIN (1) (2) (3) Joseph Loscalzo, MD, PhD Nissim Mashiach Christopher K. Mirabelli, PhD CONTROL NUMBER Signature Signature, if held jointly Date , 2020 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

15949 Leap Therapeutics Proxy Card - REV2Back Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The Proxy Statement is available at: http://www.cstproxy.com/leaptx/2020  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS LEAP THERAPEUTICS, INC. The undersigned appoints Augustine Lawlor and Douglas E. Onsi, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Leap Therapeutics, Inc. held of record by the undersigned at the close of business on April 24, 2020 at the Annual Special Meeting of Stockholders of Leap Therapeutics, Inc. to be held on June 16, 2020, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)